EXHIBIT C

LETTER OF TRANSMITTAL

Regarding
Institutional Shares

Peachtree Alternative Strategies Fund

Tendered Pursuant to the Offer to Purchase
Dated October 16, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON NOVEMBER 15, 2024 UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

For Certified Mail, Return Receipt Requested:
Peachtree Alternative Strategies Fund

Institutional Shares

P.O. Box 46707

Cincinnati, OH 45246-0707

For Overnight Mail:
Peachtree Alternative Strategies Fund

Institutional Shares
225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

For additional information:

Phone: (800) 657-3812
Fax: (513) 587-3438

Ladies and Gentlemen:

The undersigned hereby tenders to Peachtree Alternative Strategies Fund (the “Fund”), the sole series of a closed-end, non-diversified, management investment company of the same name organized under the laws of the State of Delaware, Institutional Shares of the Fund (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated October 16, 2024 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

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The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portions thereof tendered hereby.

The payment of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the funds to an account designated by the undersigned.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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Part 1. Name and Address:

Name of Shareholder:
Social Security No.
or Taxpayer
Identification No.:
Telephone Number:	( )

Part 2. Amount of Shares in the Fund being Tendered:

☐	All Shares.
☐	Portion of Shares expressed as a specific dollar value. $___________
☐	Portion of Shares expressed as a specific number of Shares. ___________

Part 3. Payment.

Cash Payment

Cash Payments shall be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

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Part 4. Signature(s).

____________________________________ Signature of Shareholder	____________________________________ Signature of Joint Shareholder or Other Person whose signature is required
____________________________________ Print Name of Shareholder	____________________________________ Print Name Joint Shareholder or Other Person whose signature is required
____________________________________ Signature of Authorized Representative (if applicable)	____________________________________ Signature of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Name of Authorized Representative (if applicable)	____________________________________ Print Name of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	____________________________________ Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date: __________________

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